SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

__________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 11, 2007

CHINA ARCHITECTURAL ENGINEERING, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	333-114622	51-05021250
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

105 Baishi Road, Jiuzhou West Avenue, Zhuhai 519070 People’s Republic of China	N/A
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:	0086-756-8538908

N/A
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement.

On May 11, 2007, China Architectural Engineering, Inc. (the “Company”), through its wholly-owned subsidiary Full Art International, Ltd., entered into an agreement with CPD (Australia) Holding Pty Ltd. (“CPD”) to establish a company named KGE Australia Pty Ltd. (“KGE Australia”). Pursuant to the terms of the agreement, KGE Australia, which is located in Sydney, Australia, will have an initial registered capital of 1,000,000 Australian dollars (which is approximately US $830,750), with the Company investing 550,000 Australian dollars (which is approximately US $456,912) and CPD investing 450,000 Australian dollars (which is approximately US $373,838). KGE Australia will undertake contracting on projects in Southeast Asian and Pacific countries.

Item 9.01.     Exhibits.

(d)     Exhibits

Exhibit Number	Description
10.1	Joint Venture Agreement dated May 11, 2007 entered into by and between CPD (Australia) Holding Pty Ltd. and the Registrant.
21.1	List of the Registrant’s Subsidiaries

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 14, 2007	CHINA ARCHITECTURAL ENGINEERING, INC.

By: /s/ Luo Ken Yi
Name Luo Ken Yi
Title: Chief Executive Officer, Chief Operating Officer and Chairman of the Board